EXHIBIT 24.1
POWER OF ATTORNEY

Each director and/or officer of Designer Brands Inc. (the "Corporation") whose signature appears below hereby appoints each of Sheamus Toal, Executive Vice President and Chief Financial Officer, Lisa Yerrace, Senior Vice President, General Counsel and Corporate Secretary, and Mark Haley, Senior Vice President and Controller, as the undersigned's attorney or any of them individually as the undersigned's attorney, to sign, in the undersigned's name and behalf and in any and all capacities stated below, and to cause to be filed with the Securities and Exchange Commission (the "Commission"), the Corporation's Annual Report on Form 10-K (the "Form 10-K") for the fiscal year ended January 31, 2026, and likewise to sign and file with the Commission any and all amendments to the Form 10-K, and the Corporation hereby appoints such persons as its attorneys-in-fact and each of them as its attorney-in-fact with like authority to sign and file the Form 10-K and any amendments thereto granting to each attorney-in-fact full power of substitution and revocation, and hereby ratifying all that any such attorney-in-fact or the undersigned's substitute may do by virtue hereof.

IN WITNESS WHEREOF, we have hereunto set our hands effective as of the 30th day of March, 2026.

Signature	Title

/s/ Jay L. Schottenstein	Executive Chairman of the Board and Director
Jay L. Schottenstein

/s/ Douglas M. Howe	Chief Executive Officer and Director
Douglas M. Howe	(Principal Executive Officer)

/s/ Sheamus Toal	Executive Vice President and Chief Financial Officer
Sheamus Toal	(Principal Financial Officer)

/s/ Mark A. Haley	Senior Vice President and Controller
Mark A. Haley	(Principal Accounting Officer)

/s/ John W. Atkinson	Director
John W. Atkinson

/s/ Peter S. Cobb	Director
Peter S. Cobb

/s/ Elaine J. Eisenman	Director
Elaine J. Eisenman

/s/ Deborah L. Ferrée	Vice Chair, Chief Product Officer and Director
Deborah L. Ferrée

/s/ Joanna T. Lau	Director
Joanna T. Lau

/s/ Richard A. Paul	Director
Rich A. Paul

/s/ Joseph A. Schottenstein	Director
Joseph A. Schottenstein

/s/ Harvey L. Sonnenberg	Director
Harvey L. Sonnenberg

/s/ Allan J. Tanenbaum	Director
Allan J. Tanenbaum

/s/ Joanne Zaiac	Director
Joanne Zaiac